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                                                                       EXHIBIT D

                            INVESTOR RIGHTS AGREEMENT

         This Investor Rights Agreement (this "AGREEMENT") is made as of February 28, 2001, among Harold's Stores, Inc., an Oklahoma corporation (the "COMPANY"), and the investors set forth on the Schedule of Investors attached hereto (the "INVESTORS").

                                    RECITALS

         WHEREAS, the Company and the Investors are entering into a Series 2000-A Preferred Stock Purchase Agreement of even date herewith (the "PREFERRED PURCHASE AGREEMENT"), whereby the Company will sell, and the Investors will purchase, 300,000 shares of Series 2000-A Preferred Stock, $.01 par value (the "Preferred Stock"), of the Company (the "FINANCING"); and

         WHEREAS, the Preferred Purchase Agreement requires, as a condition to closing the Financing, that the parties hereto enter into this Agreement;

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   SECTION 1.

                               REGISTRATION RIGHTS

         1.1      Certain Definitions. For purposes of this Agreement:

                  (a)      "AMEX" means the American Stock Exchange, Inc.

                  (b) "COMMISSION" means the Securities and Exchange Commission or any other U.S. federal agency at the time administering the Securities Act and the Exchange Act;

                  (c) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar U.S. federal statute enacted hereafter, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time;

                  (d) "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any successor form under the Securities Act;

                  (e) "HOLDER" means any person, including the Investors, owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.11 of this Agreement.

                  (f) "INITIATING GROUP" means Investors who, in the aggregate, hold more than 50% of the Registrable Securities then outstanding;


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                  (g)      "PERMITTED TRANSFEREE" shall mean any of the
following: (1) an immediate family member of the Holder (the Holder's spouse, parents, siblings, children or grandchildren), (2) a trust established solely for the benefit of the Holder and/or the Holder's immediate family members or
(3) a corporation, partnership or other entity the voting stock, partnership interests or other ownership rights of which are beneficially owned solely by the Holder and/or the Holder's immediate family members.

                  (h) "PERSON" means an individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof, or any other entity of any kind;

                  (i) The terms "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document by the Commission.

                  (j) "REGISTRABLE SECURITIES" means (i) the shares of the Company's common stock, $.01 par value per share (the "COMMON STOCK"), issuable or issued upon conversion of the Preferred Stock, and (ii) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in (i); provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned. Notwithstanding the foregoing, Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under
Section 4(1) thereof or Rule 144 promulgated thereunder so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale.

                  (k) The number of shares of "REGISTRABLE SECURITIES THEN OUTSTANDING" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

                  (l) "REGISTRATION STATEMENT" means any registration statement of the Company which includes any of the Registrable Securities pursuant to this Agreement, including the prospectus included or deemed included in the Registration Statement and all amendments and supplements to the Registration Statement or the prospectus, including post-effective amendments, and all exhibits to, and all materials incorporated by reference in, such registration statement;

                  (m) "RULE 144" means Rule 144 promulgated under the Securities Act or any successor provision;


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                  (n)      "SELLING HOLDER" means a Holder who chooses to sell
Shares in a registered offering pursuant to the terms of this Agreement;

                  All other capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Preferred Purchase Agreement.

         1.2      Demand Registration.

                  (a) At any time after the Closing, members of an Initiating Group may demand that the Company effect registration under the Securities Act of all or a portion of the Registrable Securities. The Initiating Group shall provide notice to the Company of such demand in writing, which notice shall set forth (i) the aggregate number of Registrable Securities to be included, (ii) the names of the Selling Holders and the number of Securities to be sold by each such Selling Holder, and (iii) the proposed manner of sale. Upon receipt of such request, the Company shall use commercially reasonable efforts to file a Registration Statement on Form S-3 (or such other form as the Company may at such time be eligible to use) with the Commission not later than 30 days from the date of such request and, thereafter, to effect promptly such registration. There is no limit to the number of demand registrations that may be requested pursuant to this Section 1.2(a).

                  (b) If the members of the Initiating Group intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 1.2(a). The underwriter will be selected by the Company and must be approved by the Initiating Group, and such approval shall not be unreasonably withheld. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Group and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Group in writing that market factors require a limitation of the number of shares to be underwritten, then the Initiating Group shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including members of the Initiating Group, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

                  (c) Notwithstanding the foregoing, if the Company shall furnish to the Holders requesting a registration statement pursuant to this
Section 1.2 a certificate signed by the President or Chief Executive Officer of the Company stating that the board of directors of the Company has determined in good faith that it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for


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a period of not more than 60 days after its receipt of the request of the
Initiating Group; provided, however, that the Company may not utilize this right more than once in any 12-month period nor more than twice during the term of this Agreement.

                  (d) In addition and without limitation of Section 1.14 hereof, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2 during the period starting with the date 60 days prior to the Company's good faith estimate of the date of filing of, and ending on a date 180 days after the effective date of, a registration subject to Section 1.3 hereof; provided that the Company is actively employing in good faith its best efforts to cause such Registration Statement to become effective.

         1.3 Piggyback Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company employee benefit plan, an offering or sale of securities pursuant to a Form S-4 (or successor form) registration statement, or a registration in which the only stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within 20 days after receipt of such notice by such Holder, the Company shall, subject to the provisions of Section 1.7, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

         1.4      Obligations of the Company. Whenever required under this
Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                  (a) Prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such Registration Statement to become declared effective by the Commission, and, to keep such Registration Statement effective for up to 180 days after the effective date of the Registration Statement, subject to adjustment as provided in Section 1.8; provided, that before filing a Registration Statement or prospectus or any amendments or supplements thereto, the Company will furnish to counsel for the Selling Holders covered by such Registration statement and the underwriters, if any, copies of all such documents proposed to be filed (excluding exhibits, unless any such Person shall specifically request exhibits), which documents will be subject to the review of such counsel and underwriters. The Company agrees that it will not file such Registration Statement or any amendment thereto or any prospectus or any supplement thereto (including any documents incorporated by reference therein) with the Commission if the information in such Registration Statement or prospectus concerning any Selling Holder has changed and a Selling Holder or the underwriters, if any, shall reasonably object; provided, that the Company may file and amend the Registration Statement under this Section 1.4(a) if it corrects or removes any incorrect or outdated information from the Registration Statement before such filing or amendment.


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                  (b)      Prepare and file with the Commission such amendments
and post-effective amendments to such Registration Statement as may be necessary to keep such Registration Statement effective during the period referred to in
Section 1.4(a) and to comply with the provisions of the Securities Act with respect to the disposition of all securities during such period that are covered by such Registration Statement, and cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed with the Commission pursuant to Rule 424 under the Securities Act.

                  (c) Furnish to the Selling Holders such number of copies of such Registration Statement, each amendment thereto, the prospectus included in such Registration Statement (including each preliminary prospectus), each supplement thereto and such other documents as the Selling Holders may reasonably request in order to facilitate the disposition of Registrable Securities owned by the Selling Holders.

                  (d) Use its commercially reasonable efforts to register and qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering (and each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement), and enter into such other customary agreements and take all such other actions as the Holders of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

                  (f) Notify each Holder of Registrable Securities covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue until the earlier of (i) the sale of all Registrable Securities registered pursuant to the registration statement of which such prospectus forms a part or (ii) withdrawal of such registration statement, and, with the assistance of such Holders, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (g) Make available for inspection by the Selling Holders, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such Selling Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors, employees and independent accountants of the Company to supply all


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information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement.

                  (h) Promptly notify the Selling Holders and the underwriters, if any, of the following events and (if requested by any such Person) confirm such notification in writing: (1) the filing of the prospectus or any prospectus supplement and the Registration Statement and any amendment or post-effective amendment thereto with the Commission and any state securities commission and, with respect to the Registration Statement or any post-effective amendment thereto, the declaration of the effectiveness of such documents, by the Commission or any state securities commission, (2) any requests by the Commission or any state securities commission for amendments or supplements to the Registration Statement or the prospectus or for additional information, (3) the issuance or threat of issuance by the Commission or any state securities commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose and (4) the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threat of initiation of any proceeding for such purpose.

                  (i) Cooperate with the Selling Holders and the underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold without any restrictive legends, and enable such Registrable Securities to be in such lots and registered in such names as the underwriters may request at least two business days prior to any delivery of Registrable Securities to the underwriters.

                  (j) Cause all such Registrable Securities registered pursuant to this Agreement to be listed or quoted on the AMEX and any other exchange or market on which similar securities issued by the Company are then listed or quoted.

                  (k) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

                  (l) Furnish on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

         1.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding


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itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

         1.6      Expenses of Registration.

                  (a) Expenses of Demand Registration. All expenses other than underwriting discounts and commissions (but only such discounts and commissions incurred with respect to the Registrable Securities sold by the Selling Holders) incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees, costs and disbursements of one (1) counsel for the selling Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 1.2, the request of which has been subsequently withdrawn by the Initiating Holders unless the withdrawal is based upon material adverse information concerning the Company or its business or operations of which the Initiating Holders were not aware at the time of such request. If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested.

                  (b) Expenses of Piggyback Registration. All expenses other than underwriting discounts and commissions (but only such discounts and commissions incurred with respect to the Registrable Securities sold by the Selling Holders) incurred in connection with registrations, filings or qualifications of Registrable Securities pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.11), including (without limitation) all registration, filing, and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one (1) counsel for the selling Holder or Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company.

         1.7 Underwriting Requirements. In connection with an offering involving an underwriting of shares of the Company's capital stock pursuant to
Section 1.3, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not materially interfere with the underwriters' ability to effectuate the offering on behalf of the Company. If the total amount of securities, including Registrable Securities, requested by all selling shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion may permit them to effectuate the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not materially interfere with the underwriters' ability to effectuate the offering (the securities so included to be apportioned pro rata among all of the Selling Holders according to the total amount of securities entitled to be included therein (without regard to the number of securities actually requested to be included therein) owned by


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each selling shareholder or in such other proportions as shall mutually be agreed to by all of such selling shareholders) but in no event shall the amount of securities of the Selling Holders included in the offering be reduced below 25% of the total amount of securities included in such offering. For purposes of the preceding parenthetical concerning apportionment, for any selling shareholder which is a Holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling shareholder" and any pro rata reduction with respect to such "selling shareholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling shareholder," as defined in this sentence.

         1.8 Suspension of Disposition of Registrable Securities. The Investors agree that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 1.4(e), such Holder will forthwith discontinue disposition of Registrable Securities until such Holder's receipt of copies of a supplemented or amended prospectus contemplated by
Section 1.4(e), or until it is advised in writing (the "ADVICE") by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, such Holder will deliver to the Company (at the expense of the Company) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time periods mentioned in
Section 1.4(a) shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 1.4(e) to and including the date when the selling Holder of Registrable Securities shall have received the copies of the supplemented or amended prospectus contemplated by Section 1.4(e) or the Advice, whichever is later.

         1.9 Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Section 1:

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any "underwriter" (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION"): (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained in such Registration Statement or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, (iii) the omission or alleged omission to state in any preliminary prospectus or final prospectus a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or (iv) any violation or alleged violation by the Company of the Securities Act, the Exchange


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Act, any state securities law or any rule or regulation promulgated under the
Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Holder, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person. The indemnity agreement contained in this paragraph shall not apply to the extent that any loss, claim, damage, liability, or action results from the fact that a current copy of the Registration Statement or prospectus was not sent or given to a proposed transferee asserting any such loss, claim, damage, liability, or action, at or prior to the written confirmation of the sale of the Registrable Securities concerned to such person if it is determined that the Company provided such Registration Statement or prospectus to such Selling Holder in a timely manner prior to such sale and it was the responsibility of the Selling Holder under the Securities Act to provide the prospective transferee with a current copy of the Registration Statement or prospectus and such Registration Statement or prospectus would have cured in whole the defect giving rise to such loss, claim, damage, liability or action.

                  (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such Registration Statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 1.9(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld); provided further, that in no event shall any indemnity under this Section 1.9(b) exceed the net proceeds from the offering received by such Holder.

                  (c) Promptly after receipt by an indemnified party under this Section 1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to


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assume the defense thereof with counsel mutually satisfactory to the parties;
provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one (1) separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

                  (d)      If the indemnification provided for in this Section
1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Holder under this Section 1.9(d) exceed the net proceeds from the offering received by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                  (e)      The obligations of the Company and Holders under this
Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1.9, and otherwise. No indemnifying party, in the defense of any such loss, claim, change, liability or action, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as a provision thereof, the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such loss, claim, damage, liability or action.

         1.10 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to (i) any affiliate of a Holder; (ii) any Permitted Transferee; or (iii) any transferee or assignee who acquires at least 1% of the Registrable Securities (computed on an as-if-converted basis with respect to any Registrable Securities attributable to the conversion of shares of Preferred Stock); provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee and the securities with respect to which such registration rights are being transferred and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement and to execute and deliver this Agreement to the Company.

         1.11 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of all of the Holders of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which (a) would allow such holder or prospective holder to include such securities in any registration filed under Sections 1.2 or 1.3 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of its securities will not reduce the amount of the Registrable Securities of the Holders which is included, (b) in any registration filed under
Section 1.3 hereof, would not require that such securities be reduced prior to a reduction of the Registrable Securities in such registration in the event of a limitation on the total number of shares that may be included in such registration, or (c) would grant any registration rights to any such holder or prospective holder that would be superior to, or would limit in any way, the registration rights of the Holders hereunder.

         1.12 Reports under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public pursuant to a registration on Form S-3 or without registration, the Company agrees to use its best efforts to:

                  (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

                  (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                  (c) furnish to any Holder, so long as accurate and so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (or any successor form that provides for short-form registration), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company with the Commission, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission which permits the selling of any such securities without registration or pursuant to such form.

         1.13 Termination of Registration Rights. All registration rights granted under this Section 13 shall terminate and be of no further force and effect with respect to any Holder when all Registrable Securities held by and issuable to such Holder (and its affiliates, partners, former partners, members and former members) may be sold without restriction pursuant to Rule 144(k).

                                   SECTION 2.

                                  MISCELLANEOUS

         2.1 Enforceability/Severability. The parties hereto agree that each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. If any provision of this Agreement shall nonetheless be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         2.2 Remedies. Each party hereto will be entitled to enforce its rights under this Agreement, specifically, to recover damages by reason of any breach of any provision hereof, and to exercise all other rights existing in its favor. Each party hereto agrees and acknowledges that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that each holder may, in its sole discretion, apply for specific performance and injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

         2.3      No Assignment; Parties Benefited.

                  (a) Except as otherwise provided in this Agreement, no party may assign its rights, duties or obligations under this Agreement without the express written consent of the other parties hereto. Any attempted assignment without such written consent shall be null and void. Notwithstanding the foregoing, a Holder hereunder may transfer its rights hereunder to a Permitted Transferee or other person in accordance with the provisions of
Section 1.10 hereunder.

                  (b) The Company may transfer its rights and obligations under this Agreement to any Person who acquires all or substantially all of the Company's business, whether by sale of stock, sale of assets, merger or otherwise.

                  (c) Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities.

         2.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma, without regard to the conflicts of laws principles thereof.

         2.5 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

         2.6 Headings. The section headings of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

         2.7 Notices. Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given upon personal delivery, delivery by overnight courier or telecopy (with confirmation of receipt), or five (5) days after deposit in the United States mail, by registered or certified mail, postage prepaid, addressed:

                  if to the Company, to:         Harold's Stores, Inc.
                                                 765 Asp
                                                 Norman, Oklahoma 73070
                                                 Attn:  _________________
                                                 Telecopy:  (405) ___-_____

                  with a copy to:                Crowe & Dunlevy
                                                 1800 Mid-America Tower
                                                 20 North Broadway
                                                 Oklahoma City, Oklahoma 73102
                                                 Attn: Michael M. Stewart, Esq.
                                                 Telecopy:  (405) 272-5238

and if to an Investor, to such Investor's address as set forth on the Schedule of Investors, or at such other address as the parties may designate by written notice to the other parties, with a copy to:

                  Sutherland Asbill & Brennan LLP
                  999 Peachtree Street, N.E.
                  Atlanta, Georgia 30309
                  Attn: Thomas C. Herman, Esq.
                  Telecopy:  (404) 853-8806

         2.8 Amendment of Agreement. Any provision of this Agreement may be amended by a written instrument signed by the Company and the Investors holding at least two-thirds of the Registrable Securities then outstanding.

         2.9 Waiver of Agreement. Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of the Investors holding at least two-thirds of the Registrable Securities then outstanding.

         2.10 Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of its Preferred Stock pursuant to the Stock Purchase Agreement, any purchaser of such shares of Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an "Investor" hereunder.

         2.11 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto relative to the subject matter hereof and supersedes any previous agreement among the parties.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date above set forth.

                                    "COMPANY"

                                    Harold's Stores, Inc.


                                    By: /s/ H. Rainey Powell
                                       ----------------------------------------
                                    Name:   H. Rainey Powell
                                         --------------------------------------
                                    Title:  President
                                          -------------------------------------



                                    "INVESTORS"



                                    By: /s/ Robert Anderson
                                       ----------------------------------------
                                    Name:   Robert Anderson
                                         --------------------------------------
                                    Title:  Attorney-in-Fact
                                          -------------------------------------

                   Signature Page to Investor Rights Agreement

                             SCHEDULE OF INVESTORS

                              SCHEDULE OF INVESTORS

  Investor Name and Address                Number of Shares      Aggregate Purchase Price
  -------------------------                ----------------      ------------------------
INTER-HIM, N.V.                               300,000                   $6,000,000
Switzerland Representative Office
Im Langacker 16
Postfach
CH - 5401 Baden
Schweiz
Attn.:  Mr. Victor Hoogstraal
Telecopy:  +41 56 483 0389